                                                                    EXHIBIT 99.2



                              AMENDED AND RESTATED

                                     BYLAWS

                                       OF

                          WEINGARTEN REALTY INVESTORS


                              -------------------


                            Adopted October 17, 1997

                                     INDEX

                                                                                                           PAGE
                                                                                                           ----
ARTICLE I             OFFICES
     Section          1.1     Principal Office............................................................   1
     Section          1.2     Other Offices...............................................................   1

ARTICLE II            MEETINGS OF SHAREHOLDERS
     Section          2.1     Place of Meetings..........................................................    1
     Section          2.2     Annual Meeting..............................................................   1
     Section          2.3     Special Meetings............................................................   1
     Section          2.4     Notice of Meetings..........................................................   1
     Section          2.5     Business at Annual Meeting..................................................   2
     Section          2.6     Voting Lists................................................................   3
     Section          2.7     Quorum......................................................................   3
     Section          2.8     Organization................................................................   3
     Section          2.9     Proxies.....................................................................   4
     Section          2.10    Voting of Shares............................................................   4
     Section          2.11    Voting of Shares by Certain Holders.........................................   4
     Section          2.12    Election of Trust Managers..................................................   5
     Section          2.13    Telephone Meetings..........................................................   5
     Section          2.14    Action Without Meeting......................................................   5
     Section          2.15    Inspectors and Voting Procedures............................................   5

ARTICLE III           TRUST MANAGERS
     Section          3.1     Powers and Responsibilities.................................................   6
     Section          3.2     Number and Qualification....................................................   6
     Section          3.3     Election and Term of Office.................................................   6
     Section          3.4     Nomination of Trust Managers................................................  6,7
     Section          3.5     Resignation.................................................................   7
     Section          3.6     Removal.....................................................................   8
     Section          3.7     Vacancies...................................................................   8
     Section          3.8     Bond Not Required; Time Commitment..........................................   8
     Section          3.9     Compensation................................................................   8
     Section          3.10    Execution of Documents......................................................   8

ARTICLE IV            MEETINGS OF THE BOARD OF TRUST MANAGERS
     Section          4.1     Place of Meetings...........................................................   8
     Section          4.2     Annual Meeting..............................................................   8
     Section          4.3     Regular Meetings............................................................   9
     Section          4.4     Special Meetings............................................................   9
     Section          4.5     Quorum and Action...........................................................   9
     Section          4.6     Presumption of Assent to Action.............................................   9

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
     Section          4.7     Telephone Meetings.........................................................    9
     Section          4.8     Action Without Meeting.....................................................    9
     Section          4.9     Minutes....................................................................   10
     Section          4.10    Interest of Trust Managers.................................................   10
     Section          4.11    Transactions Between Trust Managers and the Trust..........................   10
     Section          4.12    Persons Dealing with Trust Managers or Officers............................   10
     Section          4.13    Reliance...................................................................   10
     Section          4.14    Liability of Trust Managers................................................   10

ARTICLE V             COMMITTEES OF THE TRUST MANAGERS
     Section          5.1     Membership and Authorities.................................................   11
     Section          5.2     Minutes and Rules of Procedure.............................................   11
     Section          5.3     Vacancies..................................................................   11
     Section          5.4     Telephone Meetings.........................................................   11
     Section          5.5     Action Without Meeting.....................................................   11

ARTICLE VI            OFFICERS
     Section          6.1     Number.....................................................................   11
     Section          6.2     Election, Term of Office and Qualification.................................   12
     Section          6.3     Subordinate Officers.......................................................   12
     Section          6.4     Resignation................................................................   12
     Section          6.5     Removal....................................................................   12
     Section          6.6     Vacancies..................................................................   12
     Section          6.7     Chairman of the Board of Trust Managers....................................   12
     Section          6.8     Vice Chairmen..............................................................   13
     Section          6.9     The President..............................................................   13
     Section          6.10    The Vice Presidents........................................................   13
     Section          6.11    The Secretary..............................................................   13
     Section          6.12    Assistant Secretaries......................................................   13
     Section          6.13    The Treasurer..............................................................   13
     Section          6.14    Assistant Treasurers.......................................................   14
     Section          6.15    Treasurer's Bond...........................................................   14
     Section          6.16    Salaries...................................................................   14
     Section          6.17    Execution of Documents.....................................................   14

ARTICLE VII           TRUST SHARES
     Section          7.1     Share Certificates.........................................................   14
     Section          7.2     Lost Certificates, etc.....................................................   15
     Section          7.3     Transfer of Shares.........................................................   15
     Section          7.4     Ownership of Shares........................................................   15
     Section          7.5     Closing of Transfer Books..................................................   15
     Section          7.6     Dividends..................................................................   16
     Section          7.7     Reserves...................................................................   16

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
ARTICLE VIII          INDEMNIFICATION
     Section          8.1     Definitions................................................................   16
     Section          8.2     Indemnification............................................................   16
     Section          8.3     Successful Defense.........................................................   17
     Section          8.4     Determinations.............................................................   17
     Section          8.5     Advancement of Expenses....................................................   18
     Section          8.6     Employee Benefit Plans.....................................................   18
     Section          8.7     Other Indemnification and Insurance........................................   18
     Section          8.8     Notice.....................................................................   18
     Section          8.9     Construction...............................................................   18
     Section          8.10    Continuing Offer, Reliance, etc............................................   19
     Section          8.11    Effect of Amendment........................................................   19

ARTICLE IX            GENERAL PROVISIONS
     Section          9.1     General Policies...........................................................   19
     Section          9.2     Limited Liability of Shareholders..........................................   19
     Section          9.3     Waiver of Notice...........................................................   19
     Section          9.4     Seal.......................................................................   20
     Section          9.5     Fiscal Year................................................................   20
     Section          9.6     Checks, Notes, etc.........................................................   20
     Section          9.7     Examination of Books and Records...........................................   20
     Section          9.8     Voting Upon Shares Held by the Trust.......................................   20
     Section          9.9     Number, Gender, Etc........................................................   20

ARTICLE X             AMENDMENTS.........................................................................   20

ARTICLE XI            SUBJECT TO ALL LAWS................................................................   21




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                          WEINGARTEN REALTY INVESTORS

                          AMENDED AND RESTATED BYLAWS

                                   ARTICLE I

                                    OFFICES


          SECTION 1.1 PRINCIPAL OFFICE. The principal office of Weingarten Realty Investors (the "Trust") shall be in the City of Houston, Harris County, Texas or at such other location as the Board of Trust Managers may from time to time determine.

          SECTION 1.2 OTHER OFFICES. The Trust may also have offices at such other places, both within and without the State of Texas, as the Board of Trust Managers may from time to time determine or the business of the Trust may require.

                                   ARTICLE II

                            MEETINGS OF SHAREHOLDERS

          SECTION 2.1 PLACE OF MEETINGS. The Board of Trust Managers may designate any place, either within or without the State of Texas, as the place of meeting for any annual meeting or for any special meeting called by the Board of Trust Managers. A waiver of notice signed by all shareholders entitled to vote at a meeting may designate any place, either within or without the State of Texas, as the place for the holding of such meeting. If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be the principal office of the Trust.

          SECTION 2.2 ANNUAL MEETING. The annual meeting of shareholders shall be held at such time, on such day and at such place as may be designated by the Board of Trust Managers. At the annual meeting, the shareholders shall, subject to Section 2.5 and Section 3.3 of these Bylaws, elect Trust Managers and transact such other business as may properly be brought before the meeting. Failure to hold the annual meeting at the designated time shall not cause the dissolution of the Trust.

          SECTION 2.3 SPECIAL MEETINGS. Special meetings of the shareholders for any purpose or purposes, unless otherwise prescribed by law or by the Declaration of Trust, may be called by the Board of Trust Managers, any officer of the Trust or the holders of at least ten percent (10%) of all of the shares entitled to vote at the meetings. Business transacted at all special meetings shall be confined to the purpose or purposes stated in the call.

          SECTION 2.4 NOTICE OF MEETINGS. Written or printed notice of all meetings of shareholders stating the place, day and hour thereof, and in the case of a special meeting the purpose or purposes for which the meeting is called, shall be personally delivered or mailed, not less than ten (10) days nor more than sixty (60) days prior to the date of the meeting, to the shareholders of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States Mail addressed to the

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shareholder at his or her address as it appears on the share transfer books of the Trust and the postage shall be prepaid. Personal delivery of any such notice to any officer of a corporation or association, or to any member of a partnership, shall constitute delivery of such notice to such corporation, association or partnership.

          SECTION 2.5 BUSINESS AT ANNUAL MEETING. No business may be transacted at an annual meeting of shareholders, other than business that is either (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Trust Managers (or any duly authorized committee thereof), (b) otherwise properly brought before the annual meeting by or at the direction of the Board of Trust Managers (or any duly authorized committee thereof) or (c) otherwise properly brought before the annual meeting by any shareholder of the Trust (i) who is a shareholder of record on the date of the giving of the notice provided for in this Section 2.5 and on the record date for the determination of shareholders entitled to vote at such annual meeting, and (ii) who complies with the notice procedures set forth in this Section 2.5.

          In addition to any other applicable requirements of the Declaration of Trust, these Bylaws, the Texas Real Estate Investment Trust Act (the "Texas REIT Act") or the provisions of the Securities Exchange Act of 1934, as amended (the "Exchange Act") or the rules and regulations promulgated thereunder, for business to be properly brought before an annual meeting by a shareholder, such shareholder must have given timely notice thereof in proper written form to the Secretary of the Trust. To be timely, a shareholder's notice to the Secretary must be delivered to or mailed and received at the principal office of the Trust (i) with respect to the Trust's first annual meeting of shareholders following the adoption of this bylaw, not later than the close of business on the tenth (10th) day following the day on which public disclosure of the adoption of this Section 2.5 is first made and (ii) thereafter, not less than sixty (60) days nor more than ninety (90) days prior to the date of the applicable annual meeting of shareholders, provided, however, that in the event that less than seventy (70) days' notice or prior public disclosure of the date of the meeting be given or made, notice by the shareholder to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the applicable annual meeting was mailed or such public disclosure of the date of such annual meeting was made, whichever first occurs. For purposes of this Section 2.5, the date of a public disclosure shall include, but not be limited to, the date on which such disclosure is made in a press release reported by the Dow Jones News Services, the Associated Press or any comparable news service or in a document publicly filed by the Trust with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) (or the rules and regulations promulgated thereunder) of the Exchange Act.

          To be in proper written form, a shareholder's notice to the Secretary must set forth as to each matter such shareholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of such shareholder, (iii) the number of shares of the Trust that are owned beneficially or of record by such shareholder, (iv) a description of all arrangements or understandings between such shareholder and any other person or persons (including their names) in connection with the proposal of such business by such shareholder and any material interest of such shareholder in such business, and (v) a representation that such shareholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.

          No business shall be conducted at the annual meeting of shareholders except business brought before the annual meeting in accordance with the procedures set forth in this Section 2.5; provided, however, that, once business has been properly brought before the annual meeting in accordance with such procedures, nothing in this Section 2.5 shall be deemed to preclude discussion by any shareholder of any such business.

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If the presiding officer of an annual meeting determines that business was not properly brought before the annual meeting in accordance with the foregoing procedures, the presiding officer shall declare to the meeting that the business was not properly brought before the meeting and such business shall not be transacted.

          SECTION 2.6 VOTING LISTS. The officer or agent having charge of the share transfer books for shares of the Trust shall make, at least ten (10) days before each meeting of the shareholders, a complete list of shareholders entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order, with the address of each shareholder and the number of shares held by each shareholder, which list, for a period of ten (10) days prior to such meeting, shall be kept on file at the registered office of the Trust and shall be subject to inspection by any shareholders at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder for the duration of the meeting. The original share transfer books shall be prima facie evidence as to who are the shareholders entitled to examine such list or transfer books or to vote at any meeting of shareholders. Failure to comply with this Section 2.6 with respect to any meeting of shareholders shall not affect the validity of any action taken at such meeting.

          SECTION 2.7 QUORUM. The holders of a majority of the shares entitled to vote, present in person or represented by proxy, shall constitute a quorum at all meetings of the shareholders for the transaction of business, except as otherwise provided by law or by the Declaration of Trust. If, however, such quorum shall not be present or represented at any meeting of the shareholders, the shareholders entitled to vote at such meeting, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time without notice other than announcement at the meeting until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally convened. The shareholders present at a duly organized meeting at which a quorum was present may continue to transact business until adjournment notwithstanding the withdrawal of enough shareholders to leave less than a quorum present, provided that there remain at such meeting the holder or holders of at least one-third (1/3) of the shares issued and outstanding and entitled to vote thereof, present in person or represented in the manner specified above. A holder of a share shall be treated as being present at a meeting if the holder of such share is (i) present in person at the meeting, or (ii) represented at the meeting by a valid proxy, whether the instrument granting such proxy is marked as casting a vote or abstaining, is left blank or does not empower such proxy to vote with respect to some or all matters to be voted upon at the meeting.

          SECTION 2.8 ORGANIZATION. (a) The Chairman of the Board, if one shall be elected, shall preside at all meetings of the shareholders. In the absence of the Chairman of the Board or should one not be elected, the following officers shall preside in order of priority, if such officers are elected: Vice Chairmen (in order of seniority), President or Secretary. If no such officer is available, the meeting shall be adjourned until such an officer is available to preside over the meeting. The presiding officer shall set the agenda for the meeting, shall conduct all aspects of the meeting and shall establish and interpret the rules of order for the conduct of the meeting.

          (b) The Secretary of the Trust shall act as secretary at all meetings of the shareholders. In his or her absence an Assistant Secretary shall so act and in the absence of all of these officers the presiding officer may appoint any person to act as secretary of the meeting.

          SECTION 2.9 PROXIES. (a) At any meeting of the shareholders every shareholder entitled to vote at such meeting shall be entitled to vote in person or by proxy executed in writing by such shareholder or by

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his or her duly authorized attorney-in-fact. Proxies shall be filed with the
Secretary or Trust Managers immediately after the meeting has been called to order.

          (b) No proxy shall be valid after eleven (11) months from the date of its execution unless such proxy otherwise provides.

          (c) A proxy shall be revocable unless the proxy form conspicuously states that the proxy is irrevocable and the proxy is coupled with an interest but in no event shall it remain irrevocable for a period of more than eleven
(11) months. A proxy which is revocable as aforesaid may be revoked at any time by filing with the Secretary an instrument revoking it or a duly executed proxy bearing a later date. Any revocable proxy which is not so revoked shall, subject to paragraph (b) above, continue in full force and effect.

          (d) In the event that any instrument in writing shall designate two
(2) or more persons to act as proxies, a majority of such persons present at the meeting or, if only one shall be present, then that one, shall have and may exercise all of the powers conferred by such written instrument upon all the persons so designated unless the instrument shall otherwise provide.

          SECTION 2.10 VOTING OF SHARES. Except as otherwise provided by law, the Declaration of Trust or these Bylaws, each shareholder shall be entitled at each meeting of shareholders to one (1) vote on each matter submitted to a vote at such meeting for each share having voting rights registered in his or her name on the books of the Trust at the time of the closing of the share transfer books (or at the record date) for such meeting. When a quorum is present at any meeting (and notwithstanding the subsequent withdrawal of enough shareholders to leave less than a quorum present) in accordance with Section 2.7 of these Bylaws, the votes of holders of a majority of the shares entitled to vote, present in person or represented by proxy, shall decide any matter submitted to such meeting, unless the matter is one upon which by law or by express provision of the Declaration of Trust or of these Bylaws the vote of a greater number is required, in which case the vote of such greater number shall govern and control the decision of such matter. In determining the number of shares entitled to vote, shares abstaining from voting or not voted on a matter (including elections) will not be treated as entitled to vote. The provisions of this Section 2.10 will govern with respect to all votes of shareholders except as otherwise provided for in these Bylaws or in the Declaration of Trust or by some specific statutory provision superseding the provisions contained in these Bylaws or the Declaration of Trust.

          SECTION 2.11 VOTING OF SHARES BY CERTAIN HOLDERS. (a) Shares standing in the name of another business organization may be voted by such officer, agent or proxy as the organizational documents of such organization may authorize or, in the absence of such authorization, as may be determined by the governing body of such organization.

          (b) Shares held by an administrator, executor, guardian or conservator may be voted by him or her, either in person or by proxy, without a transfer of such shares into his or her name so long as such shares forming a part of an estate are in the possession and form a part of the estate being served by him or her. Shares standing in the name of a trustee may be voted by him or her, either in person or by proxy, but no trustee shall be entitled to vote shares held by him or her without a transfer of such shares into his or her name as trustee.

          (c) Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his or her name if authority to do so is contained in an appropriate order of the court by which such receiver was appointed.

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          (d) A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

          SECTION 2.12 ELECTION OF TRUST MANAGERS. At each election for Trust Managers, each shareholder entitled to vote at such election shall, unless otherwise provided by the Declaration of Trust or by applicable law, have the right to vote the number of shares owned by him or her for as many persons as there are to be elected and for whose election he or she has a right to vote. Unless otherwise provided by the Declaration of Trust, no shareholder shall have the right or be permitted to cumulate his or her votes on any basis.

          SECTION 2.13 TELEPHONE MEETINGS. Shareholders may participate in and hold a meeting of the shareholders by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

          SECTION 2.14 ACTION WITHOUT MEETING. Any action required by any provision of law or of the Declaration of Trust or these Bylaws to be taken at a meeting of the shareholders or any action which may be taken at a meeting of the shareholders may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof, and such consent shall have the same force and effect as a unanimous vote of the shareholders.

          SECTION 2.15 INSPECTORS AND VOTING PROCEDURES.

          (a) The Trust shall, in advance of any meeting of shareholders, appoint one or more inspectors to act at the meeting and make a written report thereof. The Trust may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of shareholders, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability.

          (b) The inspectors shall (i) ascertain the number of shares outstanding and the voting power of each, (ii) determine the shares represented at a meeting and the validity of proxies and ballots, (iii) count all votes and ballots, (iv) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors, and
(v) certify their determination of the number of shares represented at the meeting, and their count of all votes and ballots. The inspectors may appoint or retain other persons or entities to assist the inspectors in the performance of the duties of the inspectors.

          (c) The date and time of the opening and closing of the polls for each matter upon which the shareholders will vote at a meeting shall be announced at the meeting. No ballots, proxies or votes, nor any revocations thereof or changes thereto, shall be accepted by the inspectors after the closing of the polls unless a court of appropriate jurisdiction, upon application by a shareholder, shall determine otherwise.

          (d) In determining the validity and counting of proxies and ballots, the inspectors may examine and consider such records or factors as allowed by the Texas REIT Act.

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




                                  ARTICLE III

                                 TRUST MANAGERS

          SECTION 3.1 POWERS AND RESPONSIBILITIES. The business and affairs of the Trust shall be managed under the direction of its Board of Trust Managers which may exercise all such powers of the Trust and do all such lawful acts and things as are not by statute, the Declaration of Trust or these Bylaws directed or required to be exercised or done by the shareholders. The enumeration of any specific power or authority herein shall not be construed as limiting the aforesaid powers or the general powers or authority or any other specified power or authority conferred herein upon the Board of Trust Managers. Among other things, the Board of Trust Managers shall be responsible for (a) supervising the Trust's relations with the managers of the Trust's properties,
(b) evaluating the capability and performance of the managers of the Trust's properties, (c) reviewing the Trust's investment policies, (d) determining that the fees and expenses of the Trust are reasonable, (e) reviewing the aggregate borrowings of the Trust, (f) authorizing the issuance of the capital stock of the Trust, (g) approving the acquisition and disposition of real property and interests therein, (h) ratifying the appointments of independent accountants for the Trust, and (i) establishing and reviewing guidelines for leasing and management of the Trust's properties.

          SECTION 3.2 NUMBER AND QUALIFICATION. The Board of Trust Managers shall be composed of no less than three (3) Trust Managers who shall be elected annually by the shareholders. Subject to any limitations specified by law or in the Declaration of Trust, the number of Trust Managers may be fixed from time to time by resolution adopted by a majority of the Trust Managers. No decrease in the number of Trust Managers shall have the effect of shortening the term of any incumbent Trust Manager. Trust Managers must be natural persons who are at least eighteen (18) years of age and must not be subject to any legal disability, but need not be shareholders.

          SECTION 3.3 ELECTION AND TERM OF OFFICE. The Trust Manager nominees who have not been previously elected as Trust Managers by the shareholders of the Trust shall be elected at the annual meeting of the shareholders (except as provided in Section 3.7) by the affirmative vote of the holders of two-thirds (2/3) of the outstanding shares of the Trust. Trust Managers who have been previously elected as Trust Managers by the shareholders of the Trust shall be re-elected at the annual meeting of the shareholders by the affirmative vote of the holders of a majority of the shares of the Trust present in person or represented by proxy at such meeting; provided, however, that any Trust Manager that has been previously elected as a Trust Manager by the shareholders who is not re-elected by such majority vote at a subsequent annual meeting shall nevertheless remain in office until his or her successor is elected and qualified. Each Trust Manager shall hold office until his or her successor is elected and qualified, or until his or her death, resignation or removal in the manner provided in these Bylaws.

          SECTION 3.4 NOMINATION OF TRUST MANAGERS. Only persons who are nominated in accordance with the following procedures shall be eligible for election as Trust Managers of the Trust. Nominations of persons for election as Trust Managers may be made at any annual meeting of shareholders (a) by or at the direction of the Trust Managers (or any duly authorized committee thereof) or (b) by any shareholder of the Trust (i) who is a shareholder of record on the date of the giving of the notice provided for in this Section 3.4 and on the record date for the determination of shareholders entitled to vote at such annual meeting, and (ii) who complies with the notice procedures set forth in this Section 3.4.


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          In addition to any other applicable requirements of the Declaration of Trust, these Bylaws, the Texas REIT Act or the Exchange Act or the rules and regulations promulgated thereunder, for a nomination to be made by a shareholder, such shareholder must have given timely notice thereof in proper written form to the Secretary of the Trust. To be timely, a shareholder's notice to the Secretary must be delivered to or mailed and received at the principal offices of the Trust (i) with respect to the Trust's first annual meeting of shareholders following the adoption of this bylaw, not later than the close of business on the tenth (10th) day following the day on which public disclosure of the adoption of this Section 3.4 is first made and (ii) thereafter, not less than sixty (60) days nor more than ninety (90) days prior to the date of the applicable annual meeting of shareholders; provided, however, that in the event that less than seventy (70) days' notice or prior public disclosure of the date of the meeting is given or made, notice by the shareholder to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the applicable annual meeting was mailed or such public disclosure of the date of such annual meeting was made, whichever first occurs. For purposes of this Section 3.4, the date of a public disclosure shall include, but not be limited to, the date on which such disclosure is made in a press release reported by the Dow Jones News Services, the Associated Press or any comparable national news service or in a document publicly filed by the Trust with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) (or the rules and regulations promulgated thereunder) of the Exchange Act.

          To be in proper written form, a shareholder's notice to the Secretary must set forth (a) as to each person whom the shareholder proposes to nominate for election as a Trust Manager (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the number of shares of the Trust that are owned beneficially or of record by the person, and (iv) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitation of proxies for election of Trust Managers pursuant to Section 14 of the Exchange Act, and (b) as to the shareholder giving the notice (i) the name and record address of such shareholder, (ii) the number of shares of the Trust that are owned beneficially or of record by such shareholder, (iii) a description of all arrangements or understandings between such shareholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such shareholders, (iv) a representation that such shareholder intends to appear in person or by proxy at the meeting to nominate the persons named in the notice, and (v) any other information relating to such shareholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of Trust Managers pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a Trust Manager if elected.

          No person shall be eligible for election as a Trust Manager of the Trust unless nominated in accordance with the procedures set forth in this
Section 3.4. If the presiding officer of the meeting determines that a nomination was not made in accordance with the foregoing procedures, the presiding officer shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded.

          SECTION 3.5 RESIGNATION. Any Trust Manager may resign at any time by giving written notice to the remaining Trust Managers. Such resignation shall take effect at the time specified therein, and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. A Trust Manager judged incompetent or for whom a guardian or conservator has been appointed, shall be deemed to have resigned as of the date of such adjudication or appointment.

          SECTION 3.6 REMOVAL. A Trust Manager may be removed at any time with or without cause by the vote of holders of shares representing two-thirds (2/3) of the total votes authorized to be cast by shares then outstanding and entitled to vote thereon. Upon the resignation or removal of any Trust Manager, or his or her otherwise ceasing to be a Trust Manager, he or she shall execute and deliver such documents as the remaining Trust Managers shall require for the conveyance of any Trust property held in his or her name, shall account to the remaining Trust Managers as they require for all property which he or she holds as Trust Manager and shall thereupon be discharged as Trust Manager. Upon the incapacity or death of any Trust Manager, his or her legal representative shall perform the acts set forth in the preceding sentence and the discharge mentioned therein shall run to such legal representative and to the incapacitated Trust Manager or the estate of the deceased Trust Manager, as the case may be.

          SECTION 3.7 VACANCIES. If any or all of the Trust Managers cease to be Trust Managers hereunder, whether by reason of resignation, removal, incapacity, death or otherwise, such event shall not terminate the Trust or affect its continuity. Until vacancies are filled, the remaining Trust Manager or Trust Managers (even though fewer than three) may exercise the powers of the Trust Managers hereunder. Vacancies may be filled by successor Trust Managers either appointed by a majority of the remaining Trust Managers or elected by the vote of the holders of at least two-thirds (2/3) of the outstanding shares at an annual or special meeting of the shareholders. Any Trust Manager appointed by the Board of Trust Managers to fill a vacancy created by the resignation, removal, incapacity or death of a former Trust Manager shall hold office until the next meeting of shareholders at which a vote is taken to elect Trust Managers. The election of a successor Trust Manager shall be considered an amendment to the Declaration of Trust.

          SECTION 3.8 BOND NOT REQUIRED; TIME COMMITMENT. Unless otherwise required by law, no Trust Manager shall be required to give bond, surety or security in any jurisdiction for the performance of his or her duties or obligations to the Trust. No Trust Manager shall be required to devote his or her entire time to the business and affairs of the Trust.

          SECTION 3.9 COMPENSATION. Trust Managers shall receive compensation for their services to the Trust as may be determined from time to time by the Board of Trust Managers. The Board of Trust Managers may delegate to any committee the power to fix from time to time the compensation of Trust Managers. Officers of the Trust who also serve as Trust Managers shall not receive compensation for their service as Trust Managers.

          SECTION 3.10 EXECUTION OF DOCUMENTS. Each Trust Manager and any one of them is authorized to execute on behalf of the Trust any document or instrument of any nature whatsoever, provided that the execution by the Trust of any such document or instrument shall have been previously authorized by such action of the Board of Trust Managers as may be required by statute, the Declaration of Trust or these Bylaws.

                                   ARTICLE IV

                    MEETINGS OF THE BOARD OF TRUST MANAGERS

          SECTION 4.1 PLACE OF MEETINGS. The Trust Managers of the Trust may hold their meetings, both regular and special, either within or without the State of Texas.

          SECTION 4.2 ANNUAL MEETING. The annual meeting of the Board of Trust Managers shall be held immediately following the adjournment of the annual meeting of the shareholders and no notice of such meeting shall be necessary to the Trust Managers in order to legally constitute the meeting, provided a quorum shall be present, or they may meet at such time and place as shall be fixed by the consent in writing of all of the Board of Trust Managers.

          SECTION 4.3 REGULAR MEETINGS. Regular meetings of the Trust Managers, in addition to the annual meetings referred to in Section 4.2, may be held without notice at such time and place as shall from time to time be determined by the Trust Managers.

          SECTION 4.4 SPECIAL MEETINGS. Special meetings of the Board of Trust Managers may be called by the Chairman of the Board, if one shall be elected, or by the Vice Chairmen (in order of seniority), in the absence of a Chairman of the Board, or by the President, if no Chairman of the Board or Vice Chairman is elected, or by such other Trust Manager selected by vote of the Board of Trust Managers, if a President is not elected, on one (1) business day's notice (oral or written) to each Trust Manager. Special meetings shall be called by the Chairman of the Board or any Vice Chairman (if one shall be elected), the President or the Secretary on like notice on the oral or written request of any Trust Manager. Neither the purpose of, nor the business to be transacted at, any special meeting of the Board of Trust Managers need be specified in the notice or waiver of notice of such meeting. Attendance of a Trust Manager at a meeting shall constitute a waiver of notice of such meeting except where a Trust Manager attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the grounds that the meeting is not lawfully called or convened.

          SECTION 4.5 QUORUM AND ACTION. At all meetings of the Board of Trust Managers, the presence of a majority of the Trust Managers shall be necessary and sufficient to constitute a quorum for the transaction of business and the act of a majority of the Trust Managers at any meeting at which a quorum is present shall be the act of the Board of Trust Managers unless the act of a greater number is required by law, the Declaration of Trust or these Bylaws. If a quorum shall not be present at any meeting of the Board of Trust Managers, the Trust Managers present may adjourn the meeting from time to time without notice other than announcement at the meeting until a quorum shall be present.

          SECTION 4.6 PRESUMPTION OF ASSENT TO ACTION. A Trust Manager who is present at a meeting of the Board of Trust Managers at which action on any Trust matter is taken shall be presumed to have assented to the action taken unless his or her dissent shall be entered in the minutes of the meeting or unless he or she shall file his or her written dissent to such action with the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the Trust immediately after the adjournment of the meeting. Such right to dissent shall not apply to a Trust Manager who voted in favor of such action.

          SECTION 4.7 TELEPHONE MEETINGS. Trust Managers may participate in and hold a meeting of the Board of Trust Managers by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation in a meeting pursuant to this Section shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

          SECTION 4.8 ACTION WITHOUT MEETING. Any action required or permitted to be taken at a meeting of the Board of Trust Managers may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by all the Trust Managers and such consent shall have the same force and effect as a unanimous vote at a meeting.

          SECTION 4.9 MINUTES. The Board of Trust Managers shall keep regular minutes of its proceedings. The minutes shall be placed in the minute book of the Trust.

          SECTION 4.10 INTEREST OF TRUST MANAGERS. With respect to the actions of the Board of Trust Managers, Trust Managers who have any direct or indirect interest in connection with any matter being acted upon may be counted for all quorum purposes under this Article IV.

          SECTION 4.11 TRANSACTIONS BETWEEN TRUST MANAGERS AND THE TRUST. Except as otherwise provided by the Declaration of Trust or these Bylaws, and in the absence of fraud, a contract, act or other transaction, between the Trust and any other person, or in which the Trust is interested, shall be valid and no Trust Manager or officer of the Trust shall have any liability as a result of entering into any such contract, act or transaction, even though (a) one or more of the Trust Managers, directly or indirectly is interested in or connected with, or is a trustee, partner, director, shareholder, member, employee, officer or agent of such other person, or (b) one or more of the Trust Managers, individually or jointly with others, is a party to, or directly or indirectly is interested in, or connected with, such contract, act or transaction, provided that (i) such interest or connection is disclosed in reasonable detail or known to the Board of Trust Managers and thereafter the Board of Trust Managers authorizes or ratifies such contract, act or other transaction by affirmative vote of a majority of the Trust Managers who are not interested in the transaction or (ii) such interest or connection is disclosed in reasonable detail or known to the shareholders, and thereafter such contract, act or transaction is approved by shareholders holding a majority of the shares then outstanding and entitled to vote thereon.

          SECTION 4.12 PERSONS DEALING WITH TRUST MANAGERS OR OFFICERS. Any act of the Board of Trust Managers or officers of the Trust purporting to be done in their capacity as such shall, as to any person dealing with such Trust Managers or officers, conclusively be deemed to be within the purposes of the Trust and within the powers of the Board of Trust Managers or officers. No person dealing with the Trust Managers or any of them or with the officers of the Trust or any of them, shall be bound to see to the application of any funds or property passing into their hands or control. The receipt of the Board of Trust Managers or any of the officers of the Trust of moneys or other consideration shall be binding upon the Trust.

          SECTION 4.13 RELIANCE. Trust Managers and officers of the Trust shall not be liable for any claims or damages that may result from their acts in the discharge of any duty imposed or power conferred upon them by the Trust, if, in the exercise of ordinary care, they acted in good faith and in reliance upon the written opinion of an attorney for the Trust. In discharging their duties, Trust Managers and officers of the Trust, when acting in good faith and exercising ordinary care, may rely upon financial statements of the Trust, stated in a written report by an independent certified public accountant, to fairly present the financial position of the Trust. The Trust Managers and officers of the Trust may rely upon any instrument or other document believed by them to be genuine.

          SECTION 4.14 LIABILITY OF TRUST MANAGERS. No Trust Manager of the Trust shall be liable to the Trust for any act, omission, loss, damage or expense arising from the performance of his or her duty under the Trust, except to the extent specifically required by statute, the Declaration of Trust or these Bylaws.

                                   ARTICLE V

                        COMMITTEES OF THE TRUST MANAGERS

          SECTION 5.1 MEMBERSHIP AND AUTHORITIES. The Board of Trust Managers, by resolution adopted by a majority of the Trust Managers, may designate one
(1) or more Trust Managers to constitute such committees as the Board of Trust Managers may determine, including, but not limited to, an Executive Committee, a Compensation Committee and an Audit Committee, each of which committees to the extent provided in such resolution shall have and may exercise all of the authority of the Board of Trust Managers in the business and affairs of the Trust, except in those cases where the authority of the Board of Trust Managers is specifically denied to the committee or committees by the Board of Trust Managers, applicable law, the Declaration of Trust or these Bylaws. No committee shall have the power to alter or to repeal any resolution adopted by the Board of Trust Managers. The designation of a committee and the delegation thereto of authority shall not operate to relieve the Board of Trust Managers, or any member thereof, of any responsibility imposed upon each of them by law. The members of each such committee shall serve at the pleasure of the Board of Trust Managers.

          SECTION 5.2 MINUTES AND RULES OF PROCEDURE. Each committee designated by the Board of Trust Managers shall keep regular minutes of its proceedings and report the same to the Board of Trust Managers when required. Subject to the provisions of these Bylaws, the members of any committee may fix such committee's own rules of procedure.

          SECTION 5.3 VACANCIES. The Board of Trust Managers shall have the power at any time to fill vacancies in, to change the membership of, or to dissolve, any committee.

          SECTION 5.4 TELEPHONE MEETINGS. Members of any committee designated by the Board of Trust Managers may participate in or hold a meeting by use of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation in a meeting pursuant to this Section shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called or convened.

          SECTION 5.5 ACTION WITHOUT MEETING. Any action required or permitted to be taken at a meeting of any committee designated by the Board of Trust Managers may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by all the members of the committee, and such consent shall have the same force and effect as a unanimous vote at a meeting.

                                   ARTICLE VI

                                    OFFICERS

          SECTION 6.1 NUMBER. The officers of the Trust may include a Chairman of the Board of Trust Managers, and any one (1) or more Vice Chairmen of the Board of Trust Managers, if appointed by the Board of Trust Managers, and may include a President and a Secretary. The Trust Managers may also elect one (1) or more Vice Presidents, a Treasurer, one (1) or more Assistant Secretaries and one (1) or more Assistant Treasurers. One (1) person may hold any two (2) or more of these offices.

          SECTION 6.2 ELECTION, TERM OF OFFICE AND QUALIFICATION. The Trust Managers shall elect officers, none of whom need be a Trust Manager, except for the Chairman of the Board and Vice Chairmen, if any shall be elected, at any time and from time to time as they deem necessary. Each officer so elected shall hold office until his or her successor shall have been duly elected and qualified or until his or her death, resignation or removal in the manner hereinafter provided.

          SECTION 6.3 SUBORDINATE OFFICERS. The Board of Trust Managers may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms, have such authority and perform such duties as the Board of Trust Managers may from time to time determine. The Board of Trust Managers may delegate to any committee or officer the power to appoint any such subordinate officer or agent. No subordinate officer appointed by any committee or superior officer as aforesaid shall be considered as an officer of the Trust, the officers of the Trust being limited to the officers elected or appointed as such by the Board of Trust Managers.

          SECTION 6.4 RESIGNATION. Any officer may resign at any time by giving written notice thereof to the Board of Trust Managers or to the Chairman of the Board, if one shall be elected, or any Vice Chairmen, if any are elected, or the President or Secretary of the Trust. Any such resignation shall take effect at the time specified therein and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

          SECTION 6.5 REMOVAL. Any officer elected or appointed by the Board of Trust Managers may be removed by the Board of Trust Managers at any time with or without cause by majority vote of the entire Board of Trust Managers, except that the Chairman of the Board and Vice Chairmen, if any shall be elected, may only be removed from the Board of Trust Managers in accordance with the requisite procedures for removal of Trust Managers as provided in the Texas REIT Act, the Declaration of Trust and these Bylaws. Any other officer may be removed at any time with or without cause by the Board of Trust Managers or by any committee or superior officer upon whom such power of removal may be conferred by the Board of Trust Managers. The removal of any officer shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create any contract rights.

          SECTION 6.6 VACANCIES. A vacancy in any office shall be filled for the unexpired portion of the term by the Board of Trust Managers, but in case of a vacancy occurring in an office filled by a committee or superior officer in accordance with the provisions of Section 6.3, such vacancy may be filled by such committee or superior officer.

          SECTION 6.7 CHAIRMAN OF THE BOARD OF TRUST MANAGERS. The Chairman of the Board, if one shall be elected, shall be the chief executive officer of the Trust, shall preside at all meetings of the shareholders and Board of Trust Managers of the Trust, shall be an ex officio member of all standing committees, shall have general and active management of the business of the Trust, shall have the general supervision and direction of all other officers of the Trust with full power to see that their duties are properly performed and shall see that all orders and resolutions of the Board of Trust Managers are carried into effect. He or she may sign, with any other proper officer, certificates for shares of the Trust and any deeds, bonds, mortgages, contracts and other documents which the Board of Trust Managers have authorized to be executed, except where required by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Trust Managers or these Bylaws, to some other officer or agent of the Trust. In addition, the Chairman of the Board shall perform whatever duties and shall exercise all powers that are given to him or her by the Board of Trust Managers.

          SECTION 6.8 VICE CHAIRMEN. The Vice Chairmen ( in order of seniority) shall, in the absence of the Chairman of the Board, preside at all meetings of the shareholders and the Board of Trust Managers of the Trust and shall have the powers and duties of the Chairman of the Board as set forth in Section 6.7. In addition, each Vice Chairman shall perform whatever duties and shall exercise all powers that are given to him or her by the Board of Trust
Managers.

          SECTION 6.9 THE PRESIDENT. If no Chairman of the Board or Vice Chairmen shall be elected, the President shall be the chief executive officer of the Trust and shall have the powers and duties of the Chairman of the Board as set forth in Section 6.7. In the absence of the Chairman of the Board or the Vice Chairmen, if any shall be elected, the President shall preside at all meetings of the shareholders and Board of Trust Managers of the Trust. He may sign, with any other proper officer, certificates for shares of the Trust and any deeds, bonds, mortgages, contracts and other documents which the Trust Managers have authorized to be executed, except where required by law to be otherwise signed and executed, except where required by law to be otherwise signed and executed and except where the signing and exection thereof shall be expressly delegated by the Board of Trust Managers or these Bylaws to some other officer or agent of the Trust. In addition, the President shall perform whatever duties and shall exercise whatever powers given to him or her by the Board of Trust Managers or by the Chairman of the Board, if one shall be elected.

          SECTION 6.10 THE VICE PRESIDENTS. The Vice Presidents shall perform such duties as are given to them by these Bylaws and as may from time to time be assigned to them by the Board of Trust Managers, by the Chairman of the Board or Vice Chairmen, if any shall be elected, or by the President, if no Chairman of the Board or Vice Chairman is elected, and may sign, with any other proper officer, certificates for shares of the Trust. At the request of the President, or in his or her absence or disability, the Vice President designated by the President (or in the absence of such designation, the senior Vice President), shall perform the duties and exercise the powers of the President.

          SECTION 6.11 THE SECRETARY. The Secretary, when available, shall attend all meetings of the Board of Trust Managers and all meetings of the shareholders and record all votes and the minutes of all proceedings in a book to be kept for that purpose and shall perform like duties for the Trust Manager committees when required. The Secretary shall give, or cause to be given, notice of all meetings of the shareholders and special meetings of the Board of Trust Managers as required by law or these Bylaws, be custodian of the Trust records and have general charge of the share books of the Trust and shall perform such other duties as may be prescribed by the Board of Trust Managers, by the Chairman of the Board, if one shall be elected, by the Vice Chairman, if one shall be elected, or by the President, if a Chairman of the Board or a Vice Chairman is not elected, under whose supervision he or she shall be. The Secretary may sign, with any other proper officer, certificates for shares of the Trust and shall keep in safe custody the seal of the Trust, and, when authorized by the Trust Managers, affix the same to any instrument requiring it and, when so affixed, it shall be attested by his or her signature or by the signature of the Treasurer or an Assistant Secretary.

          SECTION 6.12 ASSISTANT SECRETARIES. The Assistant Secretaries shall perform such duties as are given to them by these Bylaws or as may from time to time be assigned to them by the Board of Trust Managers or by the Secretary. At the request of the Secretary, or in his or her absence or disability, the Assistant Secretary designated by the Secretary (or in the absence of such designation the senior Assistant Secretary), shall perform the duties and exercise the powers of the Secretary.

          SECTION 6.13 THE TREASURER. The Treasurer shall have the custody and be responsible for all Trust funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Trust and shall deposit all monies and other valuable effects in the name and to the credit of the Trust in such depositories as may be designated by the Board of Trust Managers. The Treasurer shall disburse the funds of the Trust as may be ordered by the Board of Trust Managers, taking proper vouchers for such disbursements, and shall render to the Chairman of the Board, if one shall be elected, the Vice Chairmen, if any shall be elected, the President and the Board of Trust Managers, at the regular meetings of the Board of Trust Managers, or whenever they may require it, an account of all his or her transactions as Treasurer and of the financial condition of the Trust. The Treasurer may sign, with any other proper officer, certificates for shares of the Trust.

          SECTION 6.14 ASSISTANT TREASURERS. The Assistant Treasurers shall perform such duties as are given to them by these Bylaws or as may from time to time be assigned to them by the Board of Trust Managers or by the Treasurer. At the request of the Treasurer, or in his or her absence or disability, the Assistant Treasurer designated by the Treasurer (or in the absence of such designation, the senior Assistant Treasurer), shall perform the duties and exercise the powers of the Treasurer.

          SECTION 6.15 TREASURER'S BOND. If required by the Board of Trust Managers, the Treasurer and any Assistant Treasurer shall give the Trust a bond in such sum and with such surety or sureties as shall be satisfactory to the Trust Managers for the faithful performance of the duties of his or her office and for the restoration to the Trust, in case of his or her death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his or her possession or under his or her control belonging to the Trust.

          SECTION 6.16 SALARIES. The salary or other compensation of officers shall be fixed from time to time by the Board of Trust Managers. The Board of Trust Managers may delegate to any committee or officer the power to fix from time to time the salary or other compensation of subordinate officers and agents appointed in accordance with the provisions of Section 6.3.

          SECTION 6.17 EXECUTION OF DOCUMENTS. Each officer of the Trust and any one of them is authorized to execute on behalf of the Trust any document or instrument of any nature whatsoever, provided that the execution by the Trust of any such document or instrument shall have been previously authorized by such action of the Board of Trust Managers as may be required by statute, the Declaration of Trust or these Bylaws.

                                  ARTICLE VII

                                  TRUST SHARES

          SECTION 7.1 SHARE CERTIFICATES.

          (a) The certificates representing shares of beneficial interest of the Trust shall be in such form, not inconsistent with statutory provisions and the Declaration of Trust, as shall be approved by the Board of Trust Managers. The certificates shall be signed by the Chairman of the Board, if one shall be elected, the President or a Vice President and a Secretary or Assistant Secretary, or such other or additional officers as may be prescribed from time to time by the Board of Trust Managers. The signatures of such officer or officers upon a certificate may be facsimiles if the certificate is countersigned by a transfer agent or registered by a registrar, either of which is other than the Trust itself or an employee of the Trust. In case any officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer before such certificate is issued, it may be issued with the same effect as if he or she were such officer at the date of its issuance.

          (b) In the event the Trust has, by its Declaration of Trust, limited or denied the preemptive right of shareholders, there shall be set forth on the face or back of the certificates, which the Trust shall issue to represent beneficial interest, such legends or statements, if any, as shall be required by applicable law or the Declaration of Trust or as may be approved by the Board of Trust Managers.

          (c) All certificates shall be consecutively numbered and the name of the person owning the shares represented thereby, with the number of such shares and the date of issue, shall be entered on the Trust's books.

          (d) All certificates surrendered to the Trust shall be canceled, and, except as provided in Section 7.2 with respect to lost, destroyed or mutilated certificates, no new certificate shall be issued until the former certificate for the same number of shares has been surrendered and canceled.

          SECTION 7.2 LOST CERTIFICATES, ETC. The Board of Trust Managers may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Trust alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost or destroyed. In authorizing such issue of a new certificate or certificates, the Board of Trust Managers may, in its discretion and as a condition precedent to the issue thereof, require the owner of such lost or destroyed certificate or certificates, or his or her legal representative, to advertise the same in such manner as the Board of Trust Managers shall require and/or indemnify the Trust as the Board of Trust Managers may prescribe.

          SECTION 7.3 TRANSFER OF SHARES. Subject to any restrictions upon transfer, upon surrender to the Trust or the transfer agent of the Trust of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer and satisfaction of the Trust that the requested transfer complies with the provisions of applicable state and federal laws and regulations, the Declaration of Trust and any agreements to which the Trust is a party, the Trust shall issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

          SECTION 7.4 OWNERSHIP OF SHARES. The Trust shall be entitled to treat and recognize the holder of record of any share or shares as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Texas.

          SECTION 7.5 CLOSING OF TRANSFER BOOKS. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive a distribution by the Trust (other than a distribution involving a purchase or redemption by the Trust of its own shares) or a share dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Trust Managers may provide that the share transfer books shall be closed for a stated period but not to exceed, in any case, sixty (60) days. If the share transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least ten (10) days immediately preceding such meeting. In lieu of closing the share transfer books, the Board of Trust Managers may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than sixty (60) days and, in case of a meeting of shareholders, not less than ten (10) days prior to the date on which the particular action requiring such determination of shareholders is to be taken, and the determination of shareholders on such record date shall apply with respect to the particular action requiring the same notwithstanding any transfer of shares on the books of the Trust after such record date.

          SECTION 7.6 DIVIDENDS. The Board of Trust Managers may, from time to time, declare, and the Trust may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by the Declaration of Trust and by law, such dividends to be paid in cash or in property or in shares of beneficial interests of the Trust, except no dividends shall be paid when the Trust is insolvent or when the payment thereof would render the Trust insolvent.

          SECTION 7.7 RESERVES. By resolution the Board of Trust Managers may create such reserve or reserves of the Trust as the Board of Trust Managers from time to time, in their absolute discretion, determine to be proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Trust, or for such other purpose as the Board of Trust Managers shall determine to be beneficial to the interest of the Trust. The Board of Trust Managers may modify or abolish any such reserve in the manner in which it was created.

                                  ARTICLE VIII

                                INDEMNIFICATION

          SECTION 8.1 DEFINITIONS. In this Article:

          (a) "Indemnitee" means (i) any present or former Trust Manager or officer of the Trust or present or former Director or officer of Weingarten Realty, Inc. (the "Company"), (ii) any person who while serving in any of the capacities referred to in clause (i) hereof served at the Trust's or Company's request as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another real estate investment trust or foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise, and (iii) any person nominated or designated by (or pursuant to authority granted by) the Board of Trust Managers or any committee thereof or the Board of Directors of the Company or any committee thereof to serve in any of the capacities referred to in clauses (i) or (ii) hereof.

          (b) "Official Capacity" means (i) when used with respect to a Trust Manager, the office of Trust Manager of the Trust, (ii) when used with respect to a Director, the office of Director of the Company and (iii) when used with respect to a person other than a Trust Manager or Company Director, the elective or appointive office of the Trust or Company held by such person or the employment or agency relationship undertaken by such person on behalf of the Trust or Company, but in each case does not include service for any other real estate investment trust or foreign or domestic corporation or any partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise.

          (c) "Proceeding" means any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative, any appeal in such an action, suit or proceeding, and any inquiry or investigation that could lead to such an action, suit or proceeding.

          SECTION 8.2 INDEMNIFICATION. The Trust shall indemnify every Indemnitee against all judgments, penalties (including excise and similar taxes), fines, amounts paid in settlement and reasonable expenses actually incurred by the Indemnitee in connection with any Proceeding in which he or she was, is or is threatened to be named defendant or respondent, or in which he or she was or is a witness without being named

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a defendant or respondent, by reason, in whole or in part, of his or her serving or having served, or having been nominated or designated to serve, in any of the capacities referred to in Section 8.1(a), if it is determined in accordance with Section 8.4 that the Indemnitee (a) conducted himself or herself in good faith, (b) reasonably believed, in the case of conduct in his or her Official Capacity, that his or her conduct was in the Trust's or Company's best interests and, in all other cases, that his or her conduct was at least not opposed to the Trust's or Company's best interests, and (c) in the case of any criminal proceeding, had no reasonable cause to believe that his or her conduct was unlawful; provided, however, that in the event that an Indemnitee is found liable to the Trust or Company or is found liable on the basis that personal benefit was improperly received by the Indemnitee the indemnification (i) is limited to reasonable expenses actually incurred by the Indemnitee in connection with the Proceeding and (ii) shall not be made in respect of any Proceeding in which the Indemnitee shall have been found liable for willful or intentional misconduct in the performance of his or her duty to the Trust or Company. Except as provided in the immediately preceding proviso to the first sentence of this Section 8.2, no indemnification shall be made under this Section 8.2 in respect of any Proceeding in which such Indemnitee shall have been (x) found liable on the basis that personal benefit was improperly received by him or her, whether or not the benefit resulted from an action taken in the Indemnitee's Official Capacity, or (y) found liable to the Trust or Company. The termination of any Proceeding by judgment, order, settlement or conviction, or on a plea of nolo contendere or its equivalent, is not of itself determinative that the Indemnitee did not meet the requirements set forth in clauses (a), (b) or (c) in the first sentence of this Section 8.2. An Indemnitee shall be deemed to have been found liable in respect of any claim, issue or matter only after the Indemnitee shall have been so adjudged by a court of competent jurisdiction after exhaustion of all appeals therefrom. Reasonable expenses shall include, without limitation, all court costs and all fees and disbursements of attorneys for the Indemnitee. The effect of Article VIII may be to indemnify Trust Managers and officers and Company Directors and officers for their acts of negligence.

          SECTION 8.3 SUCCESSFUL DEFENSE. Without limitation of Section 8.2 and in addition to the indemnification provided for in Section 8.2, the Trust shall indemnify every Indemnitee against reasonable expenses incurred by such person in connection with any Proceeding in which he or she is a witness or a named defendant or respondent because he or she served in any of the capacities referred to in Section 8.1(a), if such person has been wholly successful, on the merits or otherwise, in defense of the Proceeding.

          SECTION 8.4 DETERMINATIONS. Any indemnification under Section 8.2 (unless ordered by a court of competent jurisdiction) shall be made by the Trust only upon a determination that indemnification of the Indemnitee is proper in the circumstances because he or she has met the applicable standard of conduct. Such determination shall be made (a) by the Board of Trust Managers by a majority vote of a quorum consisting of Trust Managers who, at the time of such vote, are not named defendants or respondents in the Proceeding; (b) if such a quorum cannot be obtained, then by a majority vote of a committee of the Board of Trust Managers, duly designated to act in the matter by a majority vote of all Trust Managers (in which designation Trust Managers who are named defendants or respondents in the Proceeding may participate), such committee to consist solely of two (2) or more Trust Managers who, at the time of the committee vote, are not named defendants or respondents in the Proceeding; (c) by special legal counsel selected by the Board of Trust Managers or a committee thereof by vote as set forth in clauses (a) or (b) of this Section 8.4 or, if the requisite quorum of all of the Trust Managers cannot be obtained and such committee cannot be established, by a majority vote of all of the Trust Managers (in which Trust Managers who are named defendants or respondents in the Proceeding may participate); or (d) by the shareholders in a vote that excludes the shares held by Trust Managers that are named defendants or respondents in the Proceeding. Determination as to reasonableness of expenses shall be made in the same manner as the determination that indemnification is permissible, except that if the determination that indemnification is permissible is made by special legal counsel, determination as to reasonableness of expenses must be made in the manner specified in clause (c) of the preceding sentence

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



for the selection of special legal counsel. In the event a determination is made under this Section 8.4 that the Indemnitee has met the applicable standard of conduct as to some matters but not as to others, amounts to be indemnified may be reasonably prorated.

          SECTION 8.5 ADVANCEMENT OF EXPENSES. Reasonable expenses (including court costs and attorneys' fees) incurred by an Indemnitee who was or is a witness or was, is or is threatened to be made a named defendant or respondent in a Proceeding shall be paid or reimbursed by the Trust at reasonable intervals in advance of the final disposition of such Proceeding, and without making any of the determinations specified in Section 8.4, after receipt by the Trust of (a) a written affirmation by such Indemnitee of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the Trust under this Article VIII and (b) a written undertaking by or on behalf of such Indemnitee to repay the amount paid or reimbursed by the Trust if it shall ultimately be determined that he or she is not entitled to be indemnified by the Trust as authorized in this Article VIII. Such written undertaking shall be an unlimited obligation of the Indemnitee but need not be secured and it may be accepted without reference to financial ability to make repayment. Notwithstanding any other provision of this Article VIII, the Trust may pay or reimburse expenses incurred by an Indemnitee in connection with his or her appearance as a witness or other participation in a Proceeding at a time when he or she is not named a defendant or respondent in the Proceeding.

          SECTION 8.6 EMPLOYEE BENEFIT PLANS. For purposes of this Article VIII, the Trust or Company shall be deemed to have requested an Indemnitee to serve an employee benefit plan whenever the performance by him or her of his or her duties to the Trust or Company also imposed or imposes duties on or otherwise involved or involves services by him or her to the plan or participants or beneficiaries of the plan. Excise taxes assessed on an Indemnitee with respect to an employee benefit plan pursuant to applicable law shall be deemed fines. Action taken or omitted by an Indemnitee with respect to an employee benefit plan in the performance of his or her duties for a purpose reasonably believed by him or her to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose which is not opposed to the best interests of the Trust or Company.

          SECTION 8.7 OTHER INDEMNIFICATION AND INSURANCE. The indemnification provided by this Article VIII shall (a) not be deemed exclusive of, or to preclude, any other rights to which those seeking indemnification may at any time be entitled under the Trust's Declaration of Trust, any law, agreement or vote of shareholders or disinterested Trust Managers, or otherwise, or under any policy or policies of insurance purchased and maintained by the Trust on behalf of any Indemnitee, both as to action in his or her Official Capacity and as to action in any other capacity, (b) continue as to a person who has ceased to be in the capacity by reason of which he or she was an Indemnitee with respect to matters arising during the period he or she was in such capacity, and (c) inure to the benefit of the heirs, executors and administrators of such a person.

          SECTION 8.8 NOTICE. Any indemnification of or advance of expenses to an Indemnitee in accordance with this Article VIII shall be reported in writing to the shareholders of the Trust with or before the notice or waiver of notice of the next shareholders' meeting or with or before the next submission to shareholders of a consent to action without a meeting and, in any case, within the twelve-month period immediately following the date of the indemnification or advance.

          SECTION 8.9 CONSTRUCTION. The indemnification provided by this
Article VIII shall be subject to all valid and applicable laws, including, without limitation, the Texas REIT Act, and, in the event this Article VIII or any of the provisions hereof or the indemnification contemplated hereby are found to be inconsistent with or contrary to any such valid laws, the latter shall be deemed to control and this Article VIII shall be regarded as modified accordingly, and, as so modified, shall continue in full force and effect.

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          SECTION 8.10 CONTINUING OFFER, RELIANCE, ETC. The provisions of this
Article VIII (a) are for the benefit of, and may be enforced by, each Indemnitee of the Trust, the same as if set forth in their entirety in a written instrument duly executed and delivered by the Trust and such Indemnitee and (b) constitute a continuing offer to all present and future Indemnitees. The Trust, by its adoption of these Bylaws, (x) acknowledges and agrees that each Indemnitee of the Trust has relied upon and will continue to rely upon the provisions of this Article VIII in becoming, and serving in any of the capacities referred to in Section 8.1 hereof, (y) waives reliance upon, and all notices of acceptance of, such provisions by such Indemnitees and (z) acknowledges and agrees that no present or future Indemnitee shall be prejudiced in his or her right to enforce the provisions of this Article VIII in accordance with their terms by any act or failure to act on the part of the Trust.

          SECTION 8.11 EFFECT OF AMENDMENT. No amendment, modification or repeal of this Article VIII or any provision of this Article VIII shall in any manner terminate, reduce or impair the right of any past, present or future Indemnitees to be indemnified by the Trust, nor the obligation of the Trust to indemnify any such Indemnitees, under and in accordance with the provisions of this Article VIII as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may be asserted.

                                   ARTICLE IX

                               GENERAL PROVISIONS

          SECTION 9.1 GENERAL POLICIES. The Trust intends to make investments that are consistent with the applicable requirements of the Internal Revenue Code of 1986, as amended, and the Texas REIT Act, as amended, and related regulations with respect to the composition of the Trust's investments and the derivation of its income.

          SECTION 9.2 LIMITED LIABILITY OF SHAREHOLDERS. A shareholder shall not be personally or individually liable in any manner whatsoever for any debt, act, omission or obligation incurred by the Trust or the Board of Trust Managers. A shareholder shall be under no obligation to the Trust or to its creditors with respect to such shares other than the obligation to pay to the Trust the full amount of the consideration for which such shares were issued or to be issued. Upon the payment of such consideration, such shares shall be fully paid and non-assessable by the Trust.

          SECTION 9.3  WAIVER OF NOTICE.

          (a) Whenever, under the provisions of applicable law or of the Declaration of Trust or of these Bylaws, any notice is required to be given to any shareholder or Trust Manager, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be equivalent to the giving of such notice.

          (b) Attendance of a Trust Manager at a meeting shall constitute a waiver of notice of such meeting except where a Trust Manager attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the grounds that the meeting is not lawfully called or convened.


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          SECTION 9.4 SEAL. If one be adopted, the Trust seal shall have inscribed thereon the name of the Trust and shall be in such form as may be approved by the Board of Trust Managers. Said seal shall be kept in the custody of the Secretary and may be used by causing it or a facsimile of it to be impressed or affixed or in any manner reproduced.

          SECTION 9.5 FISCAL YEAR. The fiscal year of the Trust shall be fixed by resolution of the Board of Trust Managers.

          SECTION 9.6 CHECKS, NOTES, ETC. All checks or demands for money and notes of the Trust shall be signed by such officer or officers or such other person or persons as the Board of Trust Managers may from time to time designate. The Board of Trust Managers may authorize any officer or officers or such other person or persons to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Trust, and such authority may be general or confined to specific instances.

          SECTION 9.7 EXAMINATION OF BOOKS AND RECORDS. The Board of Trust Managers shall determine from time to time whether, and if allowed, when and under what conditions and regulations the accounts and books of the Trust (except such as may by statute be specifically opened to inspection) or any of them shall be open to inspection by the shareholders, and the shareholders' rights in this respect are and shall be restricted and limited accordingly.

          SECTION 9.8 VOTING UPON SHARES HELD BY THE TRUST. Unless otherwise ordered by the Board of Trust Managers, the Chairman of the Board or the Vice Chairmen (in order of seniority), if any shall be elected, or the President, if no Chairman of the Board or Vice Chairman is elected, acting on behalf of the Trust, shall have full power and authority to attend and to act and to vote at any meeting of shareholders of any corporation or other entity in which the Trust may hold shares and at any such meeting, shall possess and may exercise any and all of the rights and powers incident to the ownership of such shares which, as the owner thereof, the Trust might have possessed and exercised, if present. The Board of Trust Managers by resolution from time to time may confer like powers upon any other person or persons.

          SECTION 9.9 NUMBER, GENDER, ETC. Whenever the singular number is used in these Bylaws and when required by the context, the same shall include the plural, and the masculine gender shall include the feminine and neuter genders. The term "person," as used herein and as the context requires shall mean and include individuals, corporations, limited partnerships, general partnerships, joint stock companies or associations, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts, or other entities and governments and agencies and political subdivisions thereof.

                                   ARTICLE X

                                   AMENDMENTS

          Except as otherwise provided by applicable law or the Declaration of Trust, the power to alter, amend or repeal these Bylaws or to adopt new Bylaws shall be vested in the Board of Trust Managers and (to the extent not inconsistent with the Texas REIT Act and the Declaration of Trust and specified in the notice of the meeting) the shareholders. Such action to amend the Bylaws may be taken (i) with respect to all Bylaw provisions, by the affirmative vote of a majority of the Trust Managers, or (ii) (a) with respect to Section 2.5,
Section 3.3, Section 3.4, Section 3.6, Section 3.7 or Article X of these Bylaws, by the affirmative vote of the

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


holders of two-thirds (2/3) of the Trust's outstanding shares, or (b) with respect to all other Bylaws, by the affirmative vote of the holders of a majority of the Trust's outstanding shares.

                                   ARTICLE XI

                              SUBJECT TO ALL LAWS

          The provisions of these Bylaws shall be subject to all valid and applicable laws, including, without limitation, the Texas REIT Act as now or hereafter amended, and in the event that any of the provisions of these Bylaws are found to be inconsistent with or contrary to any such valid laws, the latter shall be deemed to control and these Bylaws shall be deemed modified accordingly, and, as so modified, shall continue in full force and effect.




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